INVESTMENT ADVISORY AGREEMENT

            AGREEMENT made the 13th day of February, 2004 by and between Cadre Institutional Investors Trust, a Delaware business trust (hereinafter called the "Trust"), and PFM Asset Management LLC, a Delaware limited liability company (hereinafter called the "Adviser"):

            WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser; and

            WHEREAS, the Trust desires to retain the Adviser to render investment advisory with respect to certain series of the Trust and to provide certain other services in the manner and on the terms and conditions hereinafter set forth; and

            WHEREAS, the Adviser desires to be retained to perform such services on said terms and conditions:

            NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and the mutual covenants hereinafter contained, the Trust and the Adviser agree as follows:

      1. The Trust hereby retains the Adviser to act as investment adviser to the series of the Trust identified in Schedule A of this Agreement (each, a "Portfolio" and collectively, the "Portfolios") and, subject to the supervision of the Board of Trustees of the Trust, to manage the investment activities of the Portfolios and to provide certain other services as hereinafter set forth.

      Without limiting the generality of the foregoing, the Adviser shall: obtain and evaluate such information and advice relating to the economy, securities and commodities markets, and securities and commodities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Portfolios in a manner consistent with the investment objectives, policies and restrictions of each Portfolio and applicable laws and regulations; determine the securities and commodities to be purchased, sold or otherwise disposed of by the Portfolios and the timing of such purchases, sales and dispositions; and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Portfolios, as the Adviser shall deem necessary or appropriate. The Adviser shall furnish to or place at the disposal of the Trust such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Trust may, from time to time, reasonably request.

      2. The Adviser shall also provide such administrative services as may be necessary in connection with the operations of the Portfolios, and including without limitation: maintenance of the accounting books and records of the Portfolios; valuation of the assets of the Portfolios; calculation of the net asset values per share; maintenance of records regarding the ownership of shares of the Portfolios; preparation and filing of tax returns of the Portfolios; and preparation of materials for meetings of the Board of Trustees of the Trust and meetings of shareholders and preparation of regulatory reports and filings, insofar as the foregoing relate to the Portfolios, and the distribution and filing of such materials.

      3. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided or furnished by it pursuant to this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire.

      4. The Trust will, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Trust as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

      5. The Adviser shall bear the cost of rendering the services to be performed by it under this Agreement, and shall provide the Trust with such office space, facilities, equipment, clerical help, and other personnel and services as the Trust shall reasonably require in connection with the operations of the Portfolios. The salaries of officers of the Trust, and the fees and expenses of Trustees of the Trust, who are also directors, officers or employees of the Adviser, or who are officers or employees of any company affiliated with the Adviser, shall be paid and borne by the Adviser or such affiliated company.

      6. The Trust assumes and shall pay or cause to be paid all expenses of the Trust and the Portfolios not expressly assumed by the Adviser under this Agreement, including without limitation: any payments pursuant to any plan of distribution adopted by the Trust; the fees, charges and expenses of any registrar, custodian, accounting agent, administrator, stock transfer and dividend disbursing agent; brokerage commissions; taxes; registration costs of the Trust and its shares under federal and state securities laws; the costs and expenses of engraving and printing stock certificates; the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and the Portfolios and supplements thereto to the Trust's shareholders; all expenses of shareholders and Trustees meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees and members of any advisory board or committee who are not also officers, directors or employees of the Adviser or who are not officers or employees of any company affiliated with the Adviser; all expenses incident to any dividend, withdrawal or redemption options; charges and expenses of any outside service used for pricing of the Trust's shares; fees and expenses of legal counsel to the Trust and its Trustees; fees and expenses of the Trust's independent accountants; membership dues of industry associations; interest payable on Trust borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; and extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).


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

      7. As full compensation for the services and facilities furnished to the Trust and the expenses assumed by the Adviser under this Agreement, each Portfolio shall pay to the Adviser a fee with respect to such Portfolio, calculated in accordance with Schedule B hereto. This fee shall be paid monthly. Subject to the provisions of paragraph 8 hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 8 hereof.

      8. In the event the operating expenses of a Portfolio, including amounts payable to the Adviser pursuant to paragraph 7 hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitation applicable to the Portfolio under any state securities laws or regulations that may then be applicable to the Trust (as such limitations may be raised or lowered, or as they may be waived upon application of the Trust or the Adviser from time to time), the Adviser shall reduce its fee to the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Portfolio for annual operating expenses in excess of such expense limitation; provided, however, that there shall be excluded from expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification relating thereto) paid or payable by the Trust or the Portfolios to the extent permissible under applicable laws and regulations. The amount of any such reduction in fee or reimbursement of expenses shall be calculated and accrued daily and settled on a monthly basis, based upon the expense limitation applicable as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable.

            For purposes of this provision, should any applicable expense limitation be based upon the gross income of a Portfolio, such gross income shall include, but not be limited to, interest on debt securities held by the Portfolio accrued to and including the last day of the Portfolio's fiscal year, and dividends declared on equity securities held by the Portfolio, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sale of securities.

      9. The Adviser will use its best efforts in the supervision and management of the investment activities of the Portfolios and in providing services hereunder, but shall not be liable to the Trust, the Portfolios or shareholders for any error in investment judgment, or in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations hereunder, for any mistake of law or for any act or omission by the Adviser.

      10. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.


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

      11. The Trust acknowledges and agrees that the name "Cadre" and the Cadre logo and all rights to the use of such name or logo as part of the name of the Trust and the Portfolios belong to the Adviser.

      12. This Agreement shall remain in effect as to each Portfolio until February 13, 2006, and shall continue in effect for each Portfolio from year to year thereafter provided such continuance as to such Portfolio is approved at least annually by the vote of a majority of the outstanding voting securities of the Portfolio, as defined by the Act and the rules thereunder, or by the Board of Trustees of the Trust; provided that in either event such continuance is also approved by a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party (the "Independent Trustees"), by vote cast in person at a meeting called for the purpose of voting on such approval; and provided, however, that (a) the Trust may at any time, without payment of any penalty, terminate this Agreement as to the Trust (or any Portfolio) upon sixty days written notice to the Adviser, either by majority vote of the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust (or such Portfolio) (as defined in the Act and the rules thereunder); (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and
(c) the Adviser may terminate this Agreement as to the Trust or any of the Portfolios without payment of penalty on sixty days written notice to the Trust. The failure to approve a continuance of this Agreement as to any Portfolio, or any termination of this Agreement as to any Portfolio, shall not affect the continuation of the Agreement as to the Trust or any other Portfolios which have approved a continuance and not terminated this Agreement.

      13. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

      14. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Trustees of the Trust and by a majority of the Independent Trustees in accordance with the provisions of Section 15(c) of the Act and the rules thereunder. Any amendment shall also be required to be approved by a vote of shareholders as, and to the extent, required by the Act and the rules thereunder. Except as otherwise provided by the Act and the rules thereunder, an amendment to this Agreement may be effected without the vote of shareholders: to reduce the fees payable hereunder by any Portfolio; to amend Schedule A and Schedule B to reflect the addition of a Portfolio which is newly formed and has not commenced its operations and the fee initially payable hereunder by that Portfolio; to amend Schedule A and Schedule B to reflect the deletion of a Portfolio; to supply any omission; to cure, correct or supplement any ambiguous, defective of inconsistent provision hereof; or if necessary, to conform this Agreement to the requirements of applicable laws or regulations, but neither the Trust nor the Adviser shall be liable for failing to do so.


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

      15. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to conflict of law principles, and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

      16. The Trust represents that this Agreement has been duly approved by the Trustees, including a majority of the Independent Trustees, and by shareholders of the Trust, in accordance with the requirements of the Act and the rules thereunder.

      17. The Trust and the Adviser agree that the obligations of the Trust under this Agreement shall not be binding upon any of the members of the Board of Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Portfolios, as provided in the Declaration of Trust.


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

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                       CADRE INSTITUTIONAL INVESTORS TRUST

                                       By:  /s/ Debra J. Goodnight
                                            ------------------------------------
                                       Name: Debra J. Goodnight
                                       Title: Treasurer

Attest:

 /s/ Timothy P. Sullivan
------------------------
Title: Secretary

                                       PFM ASSET MANAGEMENT LLC

                                       By:  /s/ Marty Margolis
                                            ------------------------------------
                                       Name: Marty Margolis
                                       Title: President

Attest:

 /s/ Debra J. Goodnight
-----------------------
Title: Secretary


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

                                   SCHEDULE A

      It is agreed by the parties hereto that the Adviser shall provide services as set forth herein to the following Portfolios:

            U.S. Government Money Market Portfolio

            Money Market Portfolio

      This Schedule A may be amended from time to time by the parties hereto.


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

                                   SCHEDULE B

                                      FEES

As full compensation for the services and facilities furnished to the Trust and the expenses assumed by the Adviser under this Agreement the fees shall be as follows:

U.S. Government Money Market Portfolio

The Trust shall pay to the Adviser monthly compensation calculated daily at the annual rate of 0.06% of the net assets of the U.S. Government Money Market Portfolio.

Money Market Portfolio

The Trust shall pay to the Adviser monthly compensation calculated daily based on the net assets of the Money Market Portfolio as follows:

      0 - 1.5 billion net assets                8 basis points per annum
      1.5 - 2.0 billion net assets              7 1/2 basis points per annum
      2.0 - 2.5 billion net assets              7 basis points per annum
      2.5 - 3.0 billion net assets              6 1/2 basis points per annum
      over 3 billion net assets                 6 basis points per annum

Such calculations shall be made by applying 1/365th of the annual rate to the net assets of each portfolio each day determined as of the close of business on that day or the last previous business day, if such day is not a business day. If this agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.


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